EXHIBIT 10.2

ASSIGNMENT AND ASSUMPTION AGREEMENT WITH CONSENT

This Assignment and Assumption Agreement with Consent (the “Consent”) is dated as of May 18, 2023 (the “Effective Date”), by and among Accredited Solutions, Inc., f/k/a Good Hemp, Inc. (the “Company”), Petro X Solutions, Inc., a wholly-owned subsidiary of the Company (“PXS”), and Spire Motorsports II, LLC (“Spire”).

WHEREAS, the Company and Spire entered into a Motorsports Sponsorship Agreement dated December 5, 2022, as amended as of March 1, 2023 (the “Spire Agreement”); and

WHEREAS, the Company and PXS have entered into a Rescission Agreement and Mutual Release (the “Rescission Agreement”), pursuant to which PXS would no longer be a subsidiary of the Company and would, upon consummation of the Rescission Agreement, return to being a privately held company owned by the persons who were its owners prior to the Company’s acquisition of PXS; and

WHEREAS, a condition to the Rescission Agreement is Spire’s consent to a full assignment by the Company of all of its rights and obligations in their entirety under the Spire Agreement to PXS and to PXS’s assumption of all of the Company’s rights and obligations in their entirety under the Spire Agreement; and

WHEREAS, this Consent is intended to satisfy the foregoing condition of the Rescission Agreement and the provisions of Section 24 of the Spire Agreement.

WHEREFORE, for and in consideration of the promises and covenants set forth herein, plus other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Assignment. Company hereby transfers and assigns to PXS, and its successors in interest, all of its rights, duties, interests, and obligations in, under and to the Spire Agreement, effective as of the Effective Date.

2. Assumption. PXS hereby assumes the Spire Agreement and agrees to perform, and comply with, all of Company’s rights, duties, interests, and obligations thereunder, of whatever kind or description whatsoever, existing, arising, and accruing on and after the Effective Date.

3. Consent to Assignment of Spire Agreement. Pursuant to Section 24 of the Spire Agreement, Spire hereby consents to the Company’s assignment of the Spire Agreement to PXS, and PXS’s assumption thereof.

4. Authority. Each of the Company, PXS and Spire represents to each of the other parties that its entering into and performing under this Consent has been duly authorized by its governing body.

IN WITNESS WHEREOF, the Company, PXS and Spire have duly executed this Assignment and Assumption Agreement with Consent as of the Effective Date.

ACCREDITED SOLUTIONS, INC.		SPIRE MOTORSPORTS II, LLC

By:		By:	/s/ William Anthony
	Fabian G. Deneault	Name:	William Anthony
	Executive Vice President	Title:	President

PETRO X SOLUTIONS, INC.

By:
Eric Newlan
Vice President

ASSIGNMENT AND ASSUMPTION AGREEMENT WITH CONSENT | PAGE SOLO